UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017 (November 29, 2017)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2017, BankUnited, Inc. (the "Company") filed a Current Report on Form 8-K (the "Prior Report") reporting the appointment of Mr. William S. Rubenstein, Esq. as a member of the Board of Directors (the "Board") of the Company, effective August 23, 2017.  The Prior Report stated that Mr. Rubenstein had not been appointed to serve on a Board committee at that time and the committees to which Mr. Rubenstein may be appointed at a later date had not yet been determined.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed to disclose that Mr. Rubenstein has been appointed to serve as a member of a new Risk Committee of the Board (the "Risk Committee"), which was separated from the Audit and Risk Committee effective November 29, 2017.

The Board established the Risk Committee as a new standing committee of the Board on November 29, 2017.  The purpose of the Risk Committee is to assist the Board in overseeing the Company's risk management framework and to ensure that the Company and BankUnited, N.A., a national bank and wholly owned subsidiary of the Company (the "Bank"), have appropriate policies and procedures related to risk identification, risk governance and risk reporting and maintain a risk control infrastructure that is consistent with the complexity of their business.  In addition to Mr. Rubenstein, the Board appointed Douglas J. Pauls (Chairman), Eugene F. DeMark and Sanjiv Sobti, Ph.D. to serve as members of the Risk Committee, effective November 29, 2017.

Item 8.01	Other Events.

Before the establishment of the Risk Committee, the Risk Committee's functions were generally performed by the Board's Audit and Risk Committee.  In connection with establishing the Risk Committee, the Board renamed the Audit and Risk Committee as the Audit Committee, effective November 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	BANKUNITED, INC.

/s/ Leslie N. Lunak
	Name:	Leslie N. Lunak
	Title:	Chief Financial Officer